[DDi Corp. Letterhead]

September 29, 2006

VMS, LLC
VERITEK Manufacturing Services, LLC
5506 Worsham Court
Windermere, Florida 34786
Attention: Brian R. Kahn

Re: Asset Purchase Agreement

Dear Mr. Kahn:

Reference is made to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated August 8, 2006, among VMS, LLC (“VMS”), VERITEK Manufacturing Services, LLC, Dynamic Details Incorporated, Silicon Valley (“DDiSV”) and Dynamic Details, Inc. (“DDi”), Capitalized terms used but not defined herein have the meanings set forth in the Asset Purchase Agreement.

In connection with the closing of the transactions contemplated by the Asset Purchase Agreement, the parties agree as follows:

1.	In accordance with Section 10.8 of the Asset Purchase Agreement, the parties hereby agree that, for purposes of the post-closing adjustment, if any, pursuant to Section 2.8 of the Asset Purchase Agreement, (a) “Underpayment” shall mean the aggregate amount by which the Net Working Capital as reflected on the Closing Net Assets Statement exceeds US$9,500,000; and (b) “Overpayment” shall mean the aggregate amount by which the Net Working Capital as reflected on the Closing Net Assets Statement is less than US$9,500,000.

2.	In accordance with Section 10.8 of the Asset Purchase Agreement, the parties hereby agree that, notwithstanding anything to the contrary in the Asset Purchase Agreement,

a.	Buyer shall pay the entire Purchase Price of US$12,000,000 at Closing;

b.	each of the parties hereby waives compliance with applicable provisions of the Asset Purchase Agreement requiring the parties to enter into an Escrow Agreement; and

c.	the parties shall have no further obligations under Section 8.6 of the Asset Purchase Agreement.

3.	Notwithstanding anything to the contrary contained in the Asset Purchase Agreement, the parties agree that Buyer shall be responsible for all costs associated with procuring Macola, Trilogy, Camtech, CA-Web, and any other applicable software licenses relating to the Business.

4.	In accordance with Section 10.8 of the Asset Purchase Agreement, each of the parties hereby waives compliance with applicable provisions of the Asset Purchase Agreement to the extent necessary to enable DDi and VMS to enter into a written sublease applicable to the facility located at 2150 Commerce Drive, San Jose, California (the “Premises”) in mutually agreeable form and substance (the “Sublease”) in lieu of an assignment of the benefits and liabilities arising from that certain Lease dated April 2, 2001, as amended on April 9, 2001 and March 13, 2006, between 2150 Commerce Drive, LLC, formerly known as Dublin Development LLC (“Landlord”) and DDi, as Tenant (the “Lease”).

5.	Notwithstanding anything to the contrary contained in the Asset Purchase Agreement, from the effective date of the Sublease until the termination thereof, any and all right to the security deposit previously delivered to Landlord by DDi pursuant to Section 19 of the Lease (the “Security Deposit”) shall remain with DDi. Within five business days of DDi’s receipt of all or any portion of the Security Deposit from Landlord in accordance with the Lease, DDi shall pay 100% of the amount so received to VMS or its designee at the address set forth in Section 10.2 of the Asset Purchase Agreement or to such other place as VMS may from time to time designate in writing.

Please acknowledge your agreement to the terms and conditions of this letter agreement by signing below and returning a copy of the executed letter to the undersigned.

DYNAMIC DETAILS, INC.

By: Name: Title:	/S/ KURT E. SCHEUERMAN Kurt E. Scheuerman Vice President

DYNAMIC DETAILS INCORPORATED,
SILICON VALLEY

By: Name: Title:	/S/ KURT E. SCHEUERMAN Kurt E. Scheuerman Vice President

ACKNOWLEDGED AND AGREED:

VMS, LLC

By: Name: Title:	/S/ BRIAN KAHN Brian Kahn Managing Director

VERITEK MANUFACTURING SERVICES, LLC

By: Name: Title:	/S/ BRIAN KAHN Brian Kahn Managing Director